Exhibit 99.1 Press release issued by Louisiana-Pacific Corporation on May 7, 2012, regarding three months ended March 31, 2012 results.

LP Reports First Quarter 2012 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the first quarter of 2012, which included the following:

•	Total sales for the first quarter of $362 million were higher by 9% percent versus a year ago.

•	Loss from continuing operations was $11 million ($0.08 per diluted share).

•	Non-GAAP adjusted loss from continuing operations was $9 million ($0.06 per diluted share).

•	Adjusted EBITDA from continuing operations for the first quarter was income of $21 million compared to income of $13 million in the first quarter of 2011.

•	Cash and cash equivalents were $281 million as of March 31, 2012.

"All of our North American segments outperformed the same quarter last year,” said Curt Stevens, Chief Executive Officer. “For the first time in many years, the housing news has been positive and this was reflected in our results. Of particular note was the performance of our Siding segment where operating profit improved by over 30% compared to the same quarter last year and more than doubled compared to last quarter.”

For the quarter ended March 31, 2012, LP reported net sales of $362 million, an increase from $332 million in the first quarter of 2011. For the first quarter, the company reported an operating loss of $2 million as compared to a loss of $18 million in the first quarter of 2011.

For the first quarter of 2012, LP reported a loss from continuing operations of $11 million, or $0.08 per diluted share, as compared to a loss from continuing operations of $23 million, or $0.18 per diluted share for the first quarter of 2011.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP's OSB segment manufactures and distributes OSB structural panel products. LP is currently operating seven facilities and has indefinitely curtailed three other facilities due to market conditions. The OSB segment reported net sales for the first quarter of 2012 of $149 million, an increase from $132 million of net sales in the first quarter of 2011. For the first quarter of 2012, the OSB segment reported an operating loss of $0.3 million compared with a loss of $9 million in the first quarter of 2011. For the first quarter, LP realized an increase of $8 million in adjusted EBITDA from continuing operations for this segment compared to the first quarter of 2011. For the first quarter of 2012 compared to the first quarter of 2011, sales volumes were up 4 percent with sales price increasing by 6 percent. The increase in sales price accounted for approximately an $8 million increase in both operating results and adjusted EBITDA from continuing operations.

SIDING SEGMENT

LP's Siding segment consists of SmartSide siding as well as LP's prefinished Canexel siding line. These products are used in new construction as well as in the repair and remodeling markets. The Siding segment reported net sales of $113 million in the first quarter of 2012, an increase of 6 percent from $106 million in the year-ago first quarter. For the first quarter of 2012, the Siding segment reported operating income of $17 million compared to $13 million in the year-ago quarter. For the first quarter, LP reported $21 million in adjusted EBITDA from continuing operations, an increase of $4 million compared to the first quarter of 2011.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). These products are principally used in new construction. EWP sales in the first quarter of 2012 totaled $49 million, a slight increase from a year ago. Operating losses decreased to $3 million for the first quarter of 2012 from $6 million for the first quarter of 2011. For the first quarter, LP realized an increase in adjusted EBITDA from continuing operations of $1 million for this segment as compared to the first quarter of 2011.

SOUTH AMERICA SEGMENT

The South American segment consists of OSB mills located in Chile and Brazil. South America sales in the first quarter of 2012 totaled $42 million, an increase of 20 percent from $35 million in the year-ago first quarter. For the first quarter of 2012, the South America segment reported an operating income of $3 million compared to $4 million in the year-ago quarter. For the first quarter, LP reported $6 million in adjusted EBITDA from continuing operations, a slight decrease compared to the first quarter of 2011.

COMPANY OUTLOOK

“We are cautiously optimistic that housing activity is on the road to recovery,” Stevens continued. “We are in an excellent position to capitalize on incremental demand with the resources in place to manufacture and deliver to our customers quality products.”

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP's web site at www.lpcorp.com for additional information on the company as well as reconciliation of non-GAAP results.
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FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended March 31,
	2012	2011
Net sales	$361.5	$331.7

Loss from operations	$(2.1)	$(18.2)

Loss from continuing operations before taxes and equity in losses of unconsolidated affiliates	$(10.6)	$(26.4)

Non-GAAP Adjusted loss from continuing operations	$(8.8)	$(16.2)

Loss from continuing operations	$(11.2)	$(22.9)

Net loss attributed to LP	$(11.3)	$(23.0)

Net loss per share - basic and fully diluted	$(0.08)	$(0.18)

Average shares of stock outstanding - basic and fully diluted	136.6	131.3

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended March 31,
	2012	2011
Net sales	$361.5	$331.7
Operating costs and expenses:
Cost of sales	313.3	295.0
Depreciation and amortization	19.1	21.4
Selling and administrative	31.3	28.8
Loss on sale or impairment of long-lived assets, net	0.1	5.5
Other operating credits and charges, net	(0.2)	(0.8)
Total operating costs and expenses	363.6	349.9
Loss from operations	(2.1)	(18.2)

Non-operating income (expense):
Interest expense, net of capitalized interest	(12.6)	(14.0)
Investment income	4.2	4.0
Other non-operating items	(0.1)	1.8
Total non-operating expense	(8.5)	(8.2)

Loss from continuing operations before taxes and equity in losses of unconsolidated affiliates	(10.6)	(26.4)
Benefit for income taxes	(1.2)	(6.8)
Equity in loss of unconsolidated affiliates	1.8	3.3
Loss from continuing operations	(11.2)	(22.9)

Loss from discontinued operations before taxes	(0.2)	—
Benefit for income taxes	(0.1)	—
Loss from discontinued operations	(0.1)	—

Net loss	(11.3)	(22.9)
Less: Net income attributed to non-controlling interest	—	0.1
Loss attributed to Louisiana-Pacific Corporation	$(11.3)	$(23.0)

Loss per share of common stock (basic):
Loss from continuing operations	$(0.08)	$(0.18)
Loss from discontinued operations	—	—
Net loss per share	$(0.08)	$(0.18)

Net loss per share of common stock (diluted):
Loss from continuing operations	$(0.08)	$(0.18)
Loss from discontinued operations	—	—
Net loss per share	$(0.08)	$(0.18)

Average shares of stock outstanding - basic	136.6	131.3
Average shares of stock outstanding - diluted	136.6	131.3

Amounts attributed to LP Corporation common shareholders
Loss from continuing operations, net of tax	$(11.2)	$(23.0)
Loss from discontinued operations, net of tax	(0.1)	—
	$(11.3)	$(23.0)

CONDENSED CONSOLIDATED BALANCE SHEETS
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$280.5	$340.0
Receivables	107.4	65.1
Income tax receivable	3.5	3.5
Inventories	212.3	163.6
Prepaid expenses and other current assets	3.9	5.7
Deferred income taxes	17.0	17.0
Current portion of notes receivable from asset sales	10.0	10.0
Assets held for sale	43.6	51.9
Total current assets	678.2	656.8

Timber and timberlands	43.6	45.5

Property, plant and equipment, at cost	2,033.4	2,028.1
Accumulated depreciation	(1,264.3)	(1,245.9)
Net property, plant and equipment	769.1	782.2

Notes receivable from asset sales	523.5	523.5
Long-term investments	1.0	0.7
Restricted cash	12.0	12.9
Investments in and advances to affiliates	79.9	79.1
Deferred debt costs	8.5	8.9
Other assets	27.4	26.3
Long-term deferred tax asset	4.0	4.0
Total assets	$2,147.2	$2,139.9

LIABILITIES AND EQUITY
Current portion of long-term debt	$6.6	$5.3
Current portion of limited recourse notes payable	7.9	7.9
Accounts payable and accrued liabilities	142.9	122.3
Current portion of contingency reserves	4.0	4.0
Total current liabilities	161.4	139.5

Long-term debt, excluding current portion	719.3	715.9
Contingency reserves, excluding current portion	16.7	17.2
Other long-term liabilities	145.5	160.4
Deferred income taxes	108.4	106.0

Stockholders’ equity:
Common stock	149.8	149.8
Additional paid-in capital	538.7	549.9
Retained earnings	670.5	681.8
Treasury stock	(262.3)	(274.4)
Accumulated comprehensive loss	(100.8)	(106.2)
Total stockholders’ equity	995.9	1,000.9
Total liabilities and stockholders’ equity	$2,147.2	$2,139.9

CONDENSED CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11.3)	$(22.9)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	19.1	21.4
Loss from unconsolidated affiliates	1.8	3.3
Loss on sale or impairment of long-lived assets	0.1	5.5
Other operating credits and charges, net	(0.2)	—
Stock-based compensation related to stock plans	2.7	3.5
Exchange loss on remeasurement	0.3	2.5
Cash settlement of contingencies	(0.6)	(0.5)
Cash settlements of warranties, net of accruals	(2.4)	(1.2)
Pension (payments) expense, net	1.6	—
Non-cash interest expense, net	0.6	1.4
Other adjustments, net	(0.1)	0.2
Increase in receivables	(40.6)	(30.5)
Decrease (increase) in income tax receivable	0.1	(8.7)
Increase in inventories	(45.8)	(49.8)
Decrease in prepaid expenses	1.9	2.4
Increase in accounts payable and accrued liabilities	9.7	1.7
Decrease (increase) in deferred income taxes	(1.3)	3.3
Net cash used in operating activities	(64.4)	(68.4)
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(2.6)	(2.4)
Investments and advances to joint ventures	(3.0)	(2.0)
Proceeds from sales of assets	8.9	—
Decrease (increase) in restricted cash under letters of credit/credit facility	0.9	8.3
Net cash provided by investing activities	4.2	3.9
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	$0.7	$(3.6)
Net decrease in cash and cash equivalents	(59.5)	(68.1)
Cash and cash equivalents at beginning of period	340.0	389.3
Cash and cash equivalents at end of period	$280.5	$321.2

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended March 31,
Dollar amounts in millions	2012	2011
Net sales:
OSB	$149.0	$132.1
Siding	113.1	106.2
Engineered Wood Products	48.6	48.3
South America	42.4	35.3
Other	10.0	10.5
Intersegment sales	(1.6)	(0.7)
	$361.5	$331.7
Operating profit (loss):
OSB	$(0.3)	$(9.1)
Siding	16.8	12.7
Engineered Wood Products	(2.8)	(5.5)
South America	3.1	3.6
Other	(0.7)	(0.7)
Other operating credits and charges, net	0.2	0.8
Loss on sale or impairment of long-lived assets	(0.1)	(5.5)
General corporate and other expenses, net	(20.1)	(17.8)
Foreign currency gains (losses)	(0.1)	1.8
Other-than-temporary investment impairment	—	—
Investment income	4.2	4.0
Interest expense, net of capitalized interest	(12.6)	(14.0)
Loss from continuing operations before taxes	(12.4)	(29.7)
Benefit for income taxes	(1.2)	(6.8)
Loss from continuing operations	$(11.2)	$(22.9)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SUMMARY OF PRODUCTION VOLUMES (1)
The following table sets forth production volumes for the quarter ended March 31, 2012 and 2011.

	Quarter Ended
	March 31,
	2012	2011
Oriented strand board, million square feet 3/8" basis(1)	799	760
Oriented strand board, million square feet 3/8" basis (produced by wood-based siding mills)	45	46
Wood-based siding, million square feet 3/8" basis	240	221
Engineered I-Joist, million lineal feet(1)	14	13
Laminated veneer lumber (LVL), thousand cubic feet(1) and laminated strand lumber (LSL), thousand cubic feet	1,689	1,629

(1) Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.